Cycle Country Reduces Long-Term Debt by $1 Million
                Reduction Represents 15% of Outstanding Balance

Milford, IA. - February 16, 2006 - Cycle Country Accessories Corp. (AMEX:ATC), the recognized leader in developing and manufacturing a variety of products for the all terrain vehicle
(ATV), garden tractors, and golf carts, today announced it has paid down one million dollars in principle of long-term debt in January 2006. The announcement was made during the fiscal first quarter conference call held on February 15, 2006. The call has been archived at www.cyclecountry.com. The one million dollars applied to principle represented just under 15% of the outstanding balance at the time of the payment.

In addition to the substantial interest savings over time, the reduction gives Cycle Country Accessories the option to skip payments for cash flow needs without suffering any penalties. Management stresses that their cash flow needs are more than adequate.

About Cycle Country Accessories Corporation

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's). Cycle Country also produces accessories for the lawn and garden market through its subsidiary, Weekend Warrior and makes high performance oil filters for the motorsports industry through its wholly owned subsidiary, Perf-Form. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country, Spencer, providing metal fabrication.

www.cyclecountry.com                          www.perf-form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".

Contact:

Magellan Financial Media Group
Mark Gilbert, Investor Relations Manager: 317.867.2839